UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  April 9, 2009

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On April 9, 2009, Tanger Factory Outlet Centers, Inc., or the Company, issued a press release announcing that Tanger Properties Limited Partnership, or the Operating Partnership, has commenced an offer to exchange common shares of the Company for any and all of the outstanding 3.75% Exchangeable Senior Notes due 2026 of the Operating Partnership.

For each $1,000 principal amount of exchangeable notes validly tendered, note holders will receive 27.7434 Company common shares , which represents an exchange price of approximately $36.04 per share, plus $215 paid in the form of additional Company common shares (based on the volume weighted average price of the Company’s common shares over an eight trading day averaging period beginning April 24, 2009 and ending May 5, 2009), subject to a minimum and a maximum number of shares.  Holders will also receive a cash payment for accrued and unpaid interest on the exchangeable notes up to, but not including the settlement date.

A copy of this press release is attached to this current report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing exchange offer for exchangeable notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 9, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Frank C. Marchisello Jr.
    Frank C. Marchisello, Jr.
    Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:TANGER GP TRUST, its sole general partner

By:/s/ Frank C. Marchisello Jr.
    Frank C. Marchisello, Jr.
    Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing exchange offer for exchangeable notes.

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